UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 1, 2007
HANSEN MEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
380 North Bernardo Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 1, 2007, Hansen Medical, Inc. (“Hansen”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AorTx, Inc., a Delaware corporation (“AorTx”), Redwood Merger Subsidiary, Inc. a newly formed and wholly-owned Delaware subsidiary of Hansen (“Merger Sub”), Redwood Second Merger Subsidiary, Inc., a newly formed and wholly-owned first tier Delaware subsidiary of Hansen (“Second Merger Sub”), and David Forster and Louis Cannon, stockholders of AorTx, as Stockholders’ Representatives (the “Merger”). The Merger Agreement provides for the merger of Merger Sub with and into AorTx and, immediately thereafter, the merger of AorTx with and into Second Merger Sub, with the Second Merger Sub continuing as the surviving corporation and wholly-owned subsidiary of Hansen (collectively, the “Merger”).
     Under the terms of the Merger Agreement, Hansen will acquire all of the outstanding equity interests of AorTx, a privately-held company, for (i) up to $10.0 million payable at the closing of the Merger, and (ii) possible milestone payments of up to $30.0 million upon achievement of regulatory clearances and revenue and partnering milestones. The amount payable at closing is subject to reduction for certain liabilities of AorTx as of the closing. All payments under the Merger Agreement will be made half in cash and half in Hansen common stock, except that the reduction at closing for certain AorTx liabilities will reduce only the cash portion of the closing consideration. The number of Hansen shares to be issued under the Merger Agreement will be based on the average closing price per share of Hansen common stock for the twenty trading days up to and including the trading day that is two trading days immediately preceding each payment date.
     Pursuant to the Merger Agreement, $1.0 million of the cash consideration at closing will be held in escrow for 18 months to satisfy indemnification claims. Also, up to 50% of milestone payments not yet made may be setoff against indemnification claims not satisfied by the escrow funds.
     The Merger has been approved by the boards of directors of both Hansen and AorTx and by the AorTx stockholders. No vote of Hansen stockholders is required in connection with the Merger. The transaction is subject to certain approvals and satisfaction of customary closing conditions. Hansen expects the Merger to close in the fourth quarter of 2007.
     The issuance of the Hansen common stock to be issued in the Merger is expected to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering. At the closing of the Merger, Hansen will enter into a registration rights agreement with the former stockholders of AorTx pursuant to which Hansen will agree to file resale shelf registration statements covering the Hansen common stock to be issued in connection with the Merger.
     The press release announcing Hansen entering into the Merger Agreement is attached as Exhibit 99.1 to this current report on Form 8-K and the information contained therein is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The issuance of the Hansen common stock to be issued in the Merger is expected to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.
     Item 1.01 of this Form 8-K contains a more detailed description of the Merger Agreement, and is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
99.1	Press release, dated November 1, 2007, entitled “Hansen Medical Announces Agreement to Acquire AorTx”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hansen Medical, Inc. (Registrant)

Date: November 2, 2007	/s/ Steven M. Van Dick
Steven M. Van Dick
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
99.1	Press release, dated November 1, 2007, entitled “Hansen Medical Announces Agreement to Acquire AorTx”